Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Phoenix Technologies, Ltd. for the fiscal year ended September 30, 2003 (the “Report”), I, Albert E. Sisto, Chief Executive Officer of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

This written statement is being furnished to the Securities and Exchange commission as an exhibit to the Report.

January 6, 2004	/s/ Albert E. Sisto
Date	Albert E. Sisto
Chief Executive Officer
(Principal Executive Officer)